UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 9, 2002

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Item 5. OTHER EVENTS

On October 9, 2002 YUM! Brands, Inc. issued a press release with respect to earnings for the third quarter ended September 7, 2002. A copy of such press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

99      Press release dated October 9, 2002 from YUM! Brands, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: October 15, 2002	/s/ Brent A. Woodford
Vice President and Controller
(Principal Accounting Officer)

YUM! BRANDS, INC. REPORTS THIRD-QUARTER ONGOING OPERATING
EARNINGS OF $0.49 PER SHARE, UP 21% FROM A YEAR AGO

-	RAISES FULL-YEAR 2002 ONGOING OPERATING EPS GUIDANCE TO A RANGE OF $1.89 TO $1.91 FROM AT LEAST $1.88 PREVIOUSLY

-	REPORTS THIRD-QUARTER INTERNATIONAL SYSTEMWIDE SALES INCREASED 10% PRIOR TO CONVERSION TO U.S. DOLLARS, U.S. SAME-STORE SALES INCREASED 3%

-	REPORTS SEPTEMBER (PERIOD 10) INTERNATIONAL SYSTEMWIDE SALES INCREASED 9% PRIOR TO CONVERSION TO U.S. DOLLARS, U.S. SAME-STORE SALES DECLINED 1%

Louisville, Ky. (October 9, 2002) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the third quarter ended September 7, 2002.

Highlights of the third quarter:

-	U.S. portfolio blended same-store sales at company restaurants grew 3%.

-	International revenues grew 16% and international ongoing operating profit increased 22%, both in U.S. dollar terms.

-	Worldwide restaurant margin increased 1.7 percentage points to 16.4%.

Financial Highlights
($ Millions Except Per Diluted Share Amounts)

	Q3	% Change Vs. Prior Year		YTD	% Change Vs. Prior Year
System Sales	5,930	13		16,631	8
Revenues	1,915	17		5,296	11
Ongoing Operating Earnings	153	23		420	30
As % of Revenue	8.0%	+0.4	ppts	7.9%	+1.1	ppts
Ongoing Operating EPS	0.49	21		1.35	26
Net Facility Actions EPS	(0.03)	NM		(0.08)	NM
Unusual Items EPS	0.01	NM		0.05	NM
Reported EPS	0.47	16		1.32	22

David C. Novak, Chairman and CEO, said, “Yum! Brands had another outstanding quarter with better than expected results driven by exceptional performance from our international and Taco Bell businesses.

“Our international business posted its 17th straight quarter of system same-store sales growth, and recorded a 16% increase in revenues and a 22% increase in ongoing operating profit. Along with our franchise partners, we are on track to open approximately 1,000 new restaurants outside the U.S., generating +5% to +6% net growth in system restaurants this year. In China, where KFC is the leading consumer brand, we recently opened our 700th KFC and the country’s first drive-through restaurant.

“Our U.S. portfolio delivered 3% blended same-store sales growth from company restaurants, which was at the high end of our forecast range. This blended portfolio performance was driven by 10% growth at Taco Bell, while KFC was flat and Pizza Hut was down 1% versus a year ago. For the full year, we expect U.S. portfolio blended same-store sales to increase at least 2%.

“We continue to make significant progress executing our multibranding strategy — by uniquely offering our customers the choice of two great brands in one restaurant. We now expect to add 375 multibrand restaurants systemwide this year, exceeding our target of 325. Multibranding KFC and Taco Bell restaurants with our recently acquired brands — Long John Silver’s and A&W — continues to drive significant boosts to sales, cash flow, and improved unit economics. The addition of these two brands more than triples our long-term opportunities for multibranded locations in the U.S. to more than 13,000 restaurants. Importantly, our pipeline for 2003 looks strong, and we expect our multibrand development to accelerate each year.

“Given our strong results year to date, we are raising our full-year 2002 ongoing operating EPS guidance to a range of $1.89 to $1.91 from our previous guidance of at least $1.88. We expect to deliver ongoing operating EPS, in a range of $0.54 to $0.56 per share for the fourth quarter of 2002.”

Following is an update on Yum! Brands’ international and U.S. business segments as well as key drivers, which include global expansion, portfolio of leading U.S. brands, multibranding expansion, franchise fees and cash generation and returns:

INTERNATIONAL BUSINESS PERFORMANCE

	Q3								Year to Date

			Inc/(Dec)						Inc/(Dec)
($ millions)	2002	2001	Reported		Excl F/x(a)		2002	2001	Reported		Excl F/x(a)
Revenue	$593	$514	+16%		+13%		$1,640	$1,431	+15%		+15%
Restaurant Margin	16.9%	14.5%	+2.4	ppts	+2.4	ppts	16.2%	13.7%	+2.5	ppts	+2.5	ppts
Ongoing Operating Profit	$100	$ 82	+22%		+21%		$ 268	$ 214	+25%		+27%

(a)	Prior to foreign exchange conversion to U.S. dollars.

In the third quarter and year to date for Yum! Brands’ international business, net new-restaurant development was the primary driver of revenue and ongoing operating profit growth. Improvement in restaurant margin was also a key factor in ongoing operating profit growth both for third quarter and year to date.

For the full year 2002, the company has increased its forecast for U.S. dollar growth in international revenues to a mid-teens rate from a low- to mid-teens rate previously. International ongoing operating profit is expected to grow at least 21%. Based on current foreign currency rates, the company expects a neutral to slightly negative impact from foreign currency conversion on ongoing operating profit for the full year. The Australian dollar, British pound sterling, Canadian dollar, Chinese renminbi, Japanese yen, Korean won, and Mexican peso are all important currencies in the company’s international business.

UNITED STATES PORTFOLIO PERFORMANCE

	Q3				Year to Date

($ millions)	2002	2001	Inc/(Dec)		2002	2001	Inc/(Dec)
U.S. Portfolio Same-Store Sales(a)	+3%	(1)%	NM		+3%	Even	NM
Revenue	$1,322	$ 1,126	+17%		$3,656	$3,320	+10%
Restaurant Margin	16.2%	14.8%	+1.4	ppts	16.3%	14.7%	+1.6	ppts
Ongoing Operating Profit	$ 211	$ 171	+24%		$ 585	$ 483	+21%

(a)	Includes company same-store sales growth for KFC, Pizza Hut, and Taco Bell.

In the third quarter for Yum! Brands’ U.S. portfolio, blended same-store sales at company restaurants increased 3% and consisted of a 10% increase at Taco Bell, even performance with last year at KFC, and a 1% decrease at Pizza Hut. Estimated U.S. portfolio blended same-store sales growth for franchise restaurants was +4% to +5% for the third quarter. An increase in systemwide blended same-store sales drove 4 percentage points of revenue growth. The acquisition of Long John Silver’s and A&W contributed 13 percentage points to U.S. revenue growth. The acquisition of these two brands occurred during the second quarter of 2002.

Year to date, blended portfolio same-store sales at company restaurants increased 3% and consisted of a 9% increase at Taco Bell, a 3% increase at KFC, and a 1% decrease at Pizza Hut. Estimated U.S. portfolio blended same-store sales growth for franchise restaurants was +4% to +5% year to date. Increases in systemwide blended same-store sales added 4 percentage points of revenue growth year to date. The acquisition of the Long John Silver’s and A&W brands contributed 6 percentage points to U.S. revenue growth year to date.

For the full year 2002, the company expects U.S. blended company same-store sales growth of 2%, U.S. revenues to increase 10% to 11% and U.S. ongoing operating profit to increase at a mid-teens rate. The company expects the acquisition of Long John Silver’s and A&W to contribute 7 to 8 percentage points of revenue growth on a full-year basis. Additionally, for the U.S. business, the company expects the adoption of SFAS 142 to contribute 2 to 3 percentage points and the acquisition of Long John Silver’s and A&W to contribute 1 to 2 percentage points of ongoing operating profit growth on a full-year basis.

WORLDWIDE NEW-RESTAURANT DEVELOPMENT

	Q3	Year to Date
New Restaurant Openings(a)
Worldwide	341	847
International	233	594
United States	108	253
Restaurant Net Growth Vs. Q3 2001(a) (b)
Worldwide		2%
International		6%
United States		Even

(a)	Excluding licensed locations

(b)	Excludes the initial impact of the Long John Silver’s and A&W acquisition; includes impact of restaurant-count changes subsequent to acquisition in second quarter.

Key factors to worldwide restaurant growth were restaurant additions in the company’s four high-growth international markets — China, Mexico, Korea, and the U.K. — and development by our international franchisees. Versus the third-quarter 2001, net restaurant growth was 43% in China, 11% in Korea, 11% in Mexico, and 9% in the U.K.

One point not reflected, which primarily affects U.S. net restaurant-growth statistics, is the impact of multibranding on our U.S. restaurant system. Multibrand conversions, while increasing the sales and points of distribution of the added brand, result in no additional unit counts. Though no additional unit counts are realized, these conversions, on average, drive significant increases in average unit volumes and result in upgraded, new-image restaurants for the U.S. business. Similarly, a newly opened multibrand unit, while increasing sales and points of distribution of two brands, results in just one additional unit count.

For the full-year 2002, the company continues to expect on-target growth in international restaurants of 5% to 6%. No net change in U.S. restaurant counts is expected. This forecast excludes licensed locations.

WORLDWIDE MULTIBRANDING EXPANSION

	Q3	Year to Date
Systemwide Multibrand Net Additions(a)	98	187
Total Systemwide Multibrand Restaurants(b)		1,861

(a)	Excludes the acquisition of 133 Long John Silver’s / A&W multibranded restaurants

(b)	Includes the acquisition of 133 Long John Silver’s / A&W multibranded restaurants

In the third quarter, net multibrand additions were 91 in the U.S. and seven for international. In the U.S., company and franchise net additions were 44 and 47 respectively. About 50% of the U.S. multibrand additions represented conversions of existing single-brand restaurants, and 50% represented new-restaurant openings.

Our multibranding program with KFC and Taco Bell partnering with Long John Silver’s or A&W continues to grow with 26 additions completed during the quarter. Results continue to show strong average unit-volume increases. Additionally, we opened 16 Long John Silver’s/A&W multibrand restaurants during the third quarter.

In 2002, Yum! Brands expects to add 375 company and franchise multibranded restaurants through new-restaurant openings and conversions of existing restaurants versus the prior target of 325. About 60% of these additions are expected to be conversions of single-brand restaurants to multibrands and 40% are expected to be new multibrand restaurants.

FRANCHISE FEES

	Q3	Year to Date
Franchise Restaurant Net Growth Vs. Q3 2001(a)		+2%
Franchise Fees ($ millions)(b)	$210	$594
Growth Vs. 2001	+11%	+6%

(a)	Includes joint ventures; excludes licensed restaurants and the initial impact of Long John Silver’s and A&W acquisition

(b)	Includes joint ventures, licensed restaurants, and the Long John Silver’s and A&W brand acquisitions

In the third quarter and year to date, worldwide franchise same-store sales growth, net new-restaurant development and the acquisition of Long John Silver’s and A&W brands drove franchise-fee growth. Foreign currency translation negatively impacted year-to-date growth versus 2001 by one percentage point. The acquisition of Long John Silver’s and A&W contributed 4 percentage points of franchise-fee growth in the third quarter and 2 percentage points on a year-to-date basis.

For the full year 2002, the company expects franchise fees to grow to more than $860 million.

CASH GENERATED

($ millions)	Q3	Year to Date
Cash Flow from Ongoing Operations(a)	239	664
Total Cash Generated(b)	408	1,032
Capital Spending and Franchise Acquisitions(c)	190	474

(a)	Ongoing operating earnings (after interest and tax expense) plus depreciation and amortization

(b)	Cash generated for the third quarter included $11 million of employee stock-option proceeds.

(c)	Excludes the acquisition cost of Long John Silver’s and A&W brands

For 2002, the company expects cash flow from ongoing operations of nearly $950 million, which more than funds capital-expenditure needs of an estimated $800 million. Additionally, the company expects total cash generated to exceed $1.2 billion, including over $125 million of proceeds from employee stock-option exercises, over $100 million, principally from working-capital changes and AmeriServe proceeds, and $60 million from after-tax refranchising proceeds.

FOURTH-QUARTER 2002 OUTLOOK

The company expects to earn $0.54 to $0.56 in ongoing operating EPS.

Projected factors contributing to the company’s EPS expectations are . . .

-

International system-sales growth of 7% to 9% prior to foreign exchange conversion. Foreign currency translation impact is expected to add 1 percentage point to the growth rate. Revenue growth of 12% to 14% in both U.S. dollars and prior to foreign exchange conversion.

-	International ongoing operating profit growth of at least 14% in U.S. dollar terms.

-

U.S. portfolio blended same-store sales for company restaurants, even with a year ago. U.S. revenue growth of 13% to 14%. The Long John Silver’s and A&W acquisition is expected to contribute most of this growth for the quarter.

-

U.S. ongoing operating profit even with fourth quarter last year, given U.S. same-store sales results expected to be even with a year ago. The Long John Silver’s and A&W acquisition is expected to contribute 2 percentage points of growth to ongoing operating profit.

-

Worldwide company restaurant margin is expected to increase slightly including a projected 0.5 percentage-point benefit from the adoption of SFAS 142. An increase in international restaurant margin is expected to be the key factor, with reported U.S. restaurant margin down slightly versus a year ago due to the impact from the lower margins of the Long John Silver’s and A&W acquisition.

-	General and administrative expenses up 15% in U.S. dollar terms versus last year, up 7% versus last year excluding the Long John Silver’s and A&W acquisition.

-	Interest expense up $14 million versus last year; down slightly versus last year excluding the Long John Silver’s and A&W acquisition.

-	Full-year ongoing operating tax rate forecast continues to hold at about 32%. For the fourth quarter, ongoing operating tax rate of 30% to 31%, versus 33.8% last year.

-	Diluted average shares outstanding of about 309 to 310 million, up 4 to 5 million shares or about 2% higher versus last year.

YEAR-2002 OUTLOOK

Yum! Brands now expects to earn ongoing operating EPS of $1.89 to $1.91 for the full year. The company’s previous guidance was for ongoing operating EPS of at least $1.88.

SEPTEMBER (PERIOD 10) SALES

Estimated U.S. portfolio blended same-store sales at company restaurants declined 1% during the four-week period ended October 5, 2002 (Period 10). For the comparable four-week period, U.S. same-store sales increased 3% at both Taco Bell and Pizza Hut and decreased 10% at KFC.

For Period 10, international system sales increased 9% prior to foreign currency conversion or 10% after conversion to U.S. dollars. Year-to-date international system sales increased 10% prior to foreign currency conversion or 8% after conversion to U.S. dollars.

Same-store sales results for Period 11, 2002 (October), will be released Thursday, November 7, 2002, prior to the New York Stock Exchange’s opening.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Factors that can cause actual results to differ materially include changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences, spending patterns and demographic trends; the effectiveness of our operating initiatives and advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our refranchising strategy; the ongoing business viability of our franchise and license operators; our ability to secure alternative distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; our actuarially determined casualty loss estimates; changes in legislation and governmental regulation; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands, Inc. will hold a conference call to review the company’s financial performance and strategies at 9:00 a.m. EDT Thursday, October 10, 2002.

For U.S. callers, the number is 877/815-2029. For international callers, the number is 706/645-9271.

The call will be available for playback beginning Thursday, October 10, at noon EDT through Friday, October 25, at midnight EDT. To access the playback, dial 800/642-1687 in the U.S.A. and 706/645-9291 internationally. The playback pass code is 5657808.

The call and the playback can be accessed via the Internet by visiting Yum! Brands’ Web site: www.yum.com and selecting “3rd Quarter Earnings Web Cast.” (Windows Media Player is required, which can be downloaded at no charge from the following link: http://www.microsoft.com/windows/windowsmedia/players.asp. The process could take several minutes.)

Analysts are invited to contact

Tim Jerzyk, Vice President Investor Relations, at 502/874-2543

Members of the media are invited to contact

Amy Sherwood, Vice President Public Relations, at 502/874-8200

Individual shareholders are invited to contact

Donna Gunnoe, Shareholder Coordinator, at 502/874-8400

YUM! Brands, Inc.
Condensed Consolidated Statements of Income
(amounts in millions, except per share amounts)
(unaudited)

	12 Weeks Ended			36 Weeks Ended
	9/07/02	9/08/01	% Change B/(W)	9/07/02	9/08/01	% Change B/(W)
Revenues
Company sales	$ 1,705	$ 1,449	18	$ 4,702	$ 4,191	12
Franchise and license fees	210	191	11	594	560	6

Revenues	1,915	1,640	17	5,296	4,751	11

Costs and expenses, net
Company restaurants
Food and paper	517	457	(13)	1,438	1,309	(10)
Payroll and employee benefits	457	391	(17)	1,274	1,152	(11)
Occupancy and other operating
expenses	450	388	(16)	1,224	1,125	(9)

	1,424	1,236	(15)	3,936	3,586	(10)
General and administrative expenses	219	177	(25)	616	540	(14)
Franchise and license expenses	12	11	(10)	31	45	30
Other (income) expense	(7)	(6)	27	(20)	(15)	37
Facility actions net loss (gain)	13	(9)	NM	32	(25)	NM
Unusual items (income)	(4)	-	NM	(24)	(2)	NM

Total costs and expenses, net	1,657	1,409	(18)	4,571	4,129	(11)

Operating profit	258	231	11	725	622	17
Interest expense, net	45	36	(23)	112	112	-

Income before income taxes	213	195	9	613	510	20
Income tax provision	66	71	7	202	182	(11)

Net income	$ 147	$ 124	19	$ 411	$ 328	25

Basic EPS Data
EPS	$ 0.49	$ 0.42	18	$ 1.39	$ 1.11	25

Average shares outstanding	297	294	(1)	296	294	(1)

Diluted EPS Data
EPS	$ 0.47	$ 0.40	16	$ 1.32	$ 1.08	22

Average shares outstanding	312	306	(2)	312	304	(3)

See accompanying notes.

YUM! Brands, Inc.
WORLDWIDE Ongoing Operating Results
(amounts in millions, except per share amounts)
(unaudited)

	12 Weeks Ended				36 Weeks Ended
	9/07/02	9/08/01	% Change B/(W)		9/07/02	9/08/01	% Change B/(W)
System sales	$ 5,930	$ 5,267	13		$ 16,631	$ 15,360	8

Company sales	$ 1,705	$ 1,449	18		$ 4,702	$ 4,191	12
Franchise and license fees	210	191	11		594	560	6

Revenues	1,915	1,640	17		5,296	4,751	11

Company restaurants
Food and paper	517	457	(13)		1,438	1,309	(10)
Payroll and employee benefits	457	391	(17)		1,274	1,152	(11)
Occupancy and other operating expenses	450	388	(16)		1,224	1,125	(9)

	1,424	1,236	(15)		3,936	3,586	(10)
General and administrative expenses	219	177	(25)		616	540	(14)
Franchise and license expenses	12	11	(10)		31	45	30
Other (income) expense	(7)	(6)	27		(20)	(15)	37

Ongoing operating profit	267	222	20		733	595	23
Interest expense, net	45	36	(23)		112	112	-
Income tax provision	69	61	(12)		201	159	(27)

ONGOING OPERATING EARNINGS	$ 153	$ 125	23		$ 420	$ 324	30

Ongoing operating tax rate	30.6%	32.7%	2.1	ppts.	32.3%	32.8%	0.5	ppts.

ONGOING OPERATING EPS	$ 0.49	$ 0.41	21		$ 1.35	$ 1.07	26
Net facility actions EPS	(0.03)	(0.01)	NM		(0.08)	0.01	NM
Unusual items EPS	0.01	-	NM		0.05	-	NM

Reported EPS	$ 0.47	$ 0.40	16		$ 1.32	$ 1.08	22

Average shares outstanding - diluted	312	306	(2)		312	304	(3)

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	30.3	31.6	1.3	ppts.	30.6	31.2	0.6	ppts.
Payroll and employee benefits	26.8	27.0	0.2	ppts.	27.1	27.5	0.4	ppts.
Occupancy and other operating expenses	26.5	26.7	0.2	ppts.	26.0	26.9	0.9	ppts.

Restaurant margin	16.4%	14.7%	1.7	ppts.	16.3%	14.4%	1.9	ppts.

Reconciliation of Ongoing Operating Profit to Reported Operating Profit
U.S. ongoing operating profit	$ 211	$ 171	24		$ 585	$ 483	21
International ongoing operating profit	100	82	22		268	214	25
Unallocated and corporate expense	(43)	(31)	(44)		(119)	(100)	(19)
Unallocated other income (expense)	(1)	-	NM		(1)	(2)	NM

Ongoing operating profit	$ 267	$ 222	20		$ 733	$ 595	23
Facility actions net (loss) gain	(13)	9	NM		(32)	25	NM
Unusual items income (expense)	4	-	NM		24	2	NM

Reported operating profit	$ 258	$ 231	11		$ 725	$ 622	17

See accompanying notes.

YUM! Brands, Inc.
UNITED STATES Ongoing Operating Results
(amounts in millions)
(unaudited)

	12 Weeks Ended				36 Weeks Ended
	9/07/02	9/08/01	% Change B/(W)		9/07/02	9/08/01	% Change B/(W)
System sales	$3,900	$ 3,464	13		$10,917	$ 10,074	8

Company sales	$1,183	$ 999	18		$ 3,262	$ 2,948
Franchise and license fees	139	127	10		394	372	6

Revenues	1,322	1,126	17		3,656	3,320	10

Company restaurants
Food and paper	330	291	(14)		916	849	(8)
Payroll and employee benefits	361	308	(17)		1,005	910	(10)
Occupancy and other operating expenses	299	253	(18)		808	755	(7)

	990	852	(16)		2,729	2,514	(9)
General and administrative expenses	112	94	(19)		318	286	(11)
Franchise and license expenses	9	9	11		24	37	36

Ongoing operating profit	$ 211	$ 171	24		$ 585	$ 483	21

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	28.0	29.1	1.1	ppts.	28.1	28.8	0.7	ppts.
Payroll and employee benefits	30.5	30.8	0.3	ppts.	30.8	30.9	0.1	ppts.
Occupancy and other operating expenses	25.3	25.3	-		24.8	25.6	0.8	ppts.

Restaurant margin	16.2%	14.8%	1.4	ppts.	16.3%	14.7%	1.6	ppts.

See accompanying notes.

YUM! Brands, Inc.
INTERNATIONAL Ongoing Operating Results
(amounts in millions)
(unaudited)

	12 Weeks Ended				36 Weeks Ended
	9/07/02	9/08/01	% Change B/(W)		9/07/02	9/08/01	% Change B/(W)
System sales	$ 2,030	$ 1,803	13		$ 5,714	$ 5,286	8

Company sales	$ 522	$ 450	16		$ 1,440	$ 1,243	16
Franchise and license fees	71	64	12		200	188	7

Revenues	593	514	16		1,640	1,431	15

Company restaurants
Food and paper	187	166	(12)		522	460	(13)
Payroll and employee benefits	96	83	(16)		269	242	(11)
Occupancy and other operating expenses	151	135	(12)		416	370	(12)

	434	384	(13)		1,207	1,072	(13)
General and administrative expenses	64	52	(25)		179	154	(17)
Franchise and license expenses	3	2	NM		7	8	8
Other (income) expense	(8)	(6)	41		(21)	(17)	25

Ongoing operating profit	$ 100	$ 82	22		$ 268	$ 214	25

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	35.6	37.0	1.4	ppts.	36.2	37.1	0.9	ppts.
Payroll and employee benefits	18.4	18.5	0.1	ppts.	18.7	19.4	0.7	ppts.
Occupancy and other operating expenses	29.1	30.0	0.9	ppts.	28.9	29.8	0.9	ppts.

Restaurant margin	16.9%	14.5%	2.4	ppts.	16.2%	13.7%	2.5	ppts.

See accompanying notes.

Notes To The Condensed Consolidated Statements of Income and Ongoing Operating Results
(amounts in millions, except per share amounts)

(a)	Percentages may not recompute due to rounding.

(b)	Facility actions net loss (gain) included the following:

	12 Weeks Ended		36 Weeks Ended
	9/07/02	9/08/01	9/07/02	9/08/01
Refranchising net loss (gain)	$(3)	$(14)	$(9)	$(49)
Store closure costs	4	4	17	10
Store impairment charges	12	1	24	14

Facility actions net loss (gain)	$ 13	$(9)	$ 32	$(25)

(c)

Unusual items income of $4 million and $24 million in the third quarter and year-to-date 2002, respectively, primarily resulted from recoveries related to the AmeriServe bankruptcy reorganization process, partially offset by costs to defend certain wage and hour litigation, and integration costs related to the acquisition of Yorkshire Global Restaurants, Inc.

(d)

Effective December 30, 2001, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”) in its entirety. In accordance with the requirements of SFAS 142, we ceased amortization of goodwill and indefinite-lived intangibles as of December 30, 2001. The following table summarizes the favorable effect of SFAS 142 on restaurant profit, restaurant margin and ongoing operating profit had SFAS 142 been effective in the third quarter and year-to-date of 2001:

	12 Weeks Ended 9/08/01
	U.S.		International		Unallocated	Worldwide
Restaurant profit	$5		$3		-	$8

Restaurant margin (%)	0.5	ppts.	0.6	ppts.	-	0.5	ppts.
Ongoing operating profit	$5		$4		-	$9

	36 Weeks Ended 9/08/01
	U.S.		International		Unallocated	Worldwide
Restaurant profit	$14		$ 7		-	$21

Restaurant margin (%)	0.5	ppts.	0.6	ppts.	-	0.5	ppts.
Ongoing operating profit	$15		$10		-	$25

Additionally, if SFAS 142 had been effective for the third quarter and year-to-date 2001, reported net income would have increased approximately $6 million and $17 million, respectively, and ongoing operating EPS on a post-split basis would have increased $0.02 and $0.06, respectively.

(e)	Per share and share amounts have been adjusted to reflect the two-for-one stock split distributed on June 17, 2002.

(f)

Ongoing operating profit, ongoing operating earnings and ongoing operating EPS are not measures defined by accounting principles generally accepted in the United States of America and should not be considered in isolation or as a substitute for measures of performance in accordance with accounting principles generally accepted in the United States of America.

YUM! Brands, Inc.
Cash Generation/Use(a)
(amounts in millions)
(unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/07/02	9/08/01	9/07/02	9/08/01
Ongoing operating earnings	$ 153	$ 125	$ 420	$ 324
Depreciation and amortization	86	85	244	243

Cash flow from ongoing operations	239	210	664	567
Refranchising proceeds, after tax	40	7	61	56
AmeriServe	1	16	29	107
Employee stock option proceeds	11	12	110	32
Other, net	117	125	168	15

Total cash generated	408	370	1,032	777

Capital spending	188	157	461	360
Acquisition of Yorkshire Global
Restaurants, Inc.	4	-	275	-
Acquisitions of restaurants from
franchisees	2	-	13	102
Debt (proceeds) repayments, net	104	135	46	166
Share repurchase	93	77	161	98

Total cash used	391	369	956	726

Net increase in cash	$ 17	$ 1	$ 76	$ 51

(a)	This presentation of cash generation/use is not intended to be a substitute for cash flows reported in conformity with accounting principles generally accepted in the United States of America.

YUM! Brands, Inc.
Restaurant Unit Activity Summary
For the 36 Weeks Ended September 7, 2002
(unaudited)

	Company	Unconsolidated Affiliates	Franchisees	Total Excluding Licensees	Licensees	Total Units
Total U.S.
Balance at December 29, 2001	4,284	-	12,733	17,017	2,545	19,562
New Builds(a)	103	1	149	253	84	337
Acquisitions(b)	899	-	998	1,897	-	1,897
Refranchising & Licensing	(36)	-	36	-	-	-
Closures & Divestitures	(91)	-	(215)	(306)	(236)	(542)
Other(c)	-	-	-	-	(30)	(30)

Balance at September 7, 2002	5,159	1	13,701	18,861	2,363	21,224

% of Total	24%	-	65%	89%	11%	100%
Total International
Balance at December 29, 2001	2,151	2,000	6,530	10,681	246	10,927
New Builds	213	86	295	594	5	599
Acquisitions(b)	3	38	169	210	-	210
Refranchising & Licensing	(105)	(11)	116	-	-	-
Closures & Divestitures	(52)	(26)	(203)	(281)	(23)	(304)
Other(c)	(8)	3	3	(2)	30	28

Balance at September 7, 2002	2,202	2,090	6,910	11,202	258	11,460

% of Total	19%	18%	61%	98%	2%	100%
Total YUM!
Balance at December 29, 2001	6,435	2,000	19,263	27,698	2,791	30,489
New Builds	316	87	444	847	89	936
Acquisitions	902	38	1,167	2,107	-	2,107
Refranchising & Licensing	(141)	(11)	152	-	-	-
Closures & Divestitures	(143)	(26)	(418)	(587)	(259)	(846)
Other	(8)	3	3	(2)	-	(2)

Balance at September 7, 2002	7,361	2,091	20,611	30,063	2,621	32,684

% of Total	23%	6%	63%	92%	8%	100%

(a)	Includes one Yan Can unit resulting from the formation of a joint venture.

(b)	Includes units that existed at the date of the acquisition of Yorkshire Global Restaurants, Inc. on May 7, 2002.

(c)	Includes 30 licensee units transferred from U.S. to International.

YUM! Brands, Inc.
Restaurant Unit Activity Summary
For the 36 Weeks Ended September 7, 2002
(unaudited)

	United States
	Company	Franchisees	Total Excluding Licensees	Licensees	Total Units
Pizza Hut U.S.
Balance at December 29, 2001	1,745	4,824	6,569	1,150	7,719
New Builds	44	55	99	63	162
Acquisitions	-	-	-	-	-
Refranchising & Licensing	-	-	-	-	-
Closures & Divestitures	(50)	(97)	(147)	(94)	(241)
Other	-	-	-	-	-

Balance at September 7, 2002	1,739	4,782	6,521	1,119	7,640

% of Total	23%	62%	85%	15%	100%
Taco Bell U.S.
Balance at December 29, 2001	1,265	3,828	5,093	1,351	6,444
New Builds	14	26	40	17	57
Acquisitions	24	(24)	-	-	-
Refranchising & Licensing	-	-	-	-	-
Closures & Divestitures	(19)	(63)	(82)	(142)	(224)
Other(c)	-	-	-	(30)	(30)

Balance at September 7, 2002	1,284	3,767	5,051	1,196	6,247

% of Total	21%	60%	81%	19%	100%
KFC U.S.
Balance at December 29, 2001	1,274	4,081	5,355	44	5,399
New Builds	44	50	94	4	98
Acquisitions	6	(6)	-	-	-
Refranchising & Licensing	(36)	36	-	-	-
Closures & Divestitures	(18)	(40)	(58)	-	(58)
Other	-	-	-	-	-

Balance at September 7, 2002	1,270	4,121	5,391	48	5,439

% of Total	23%	76%	99%	1%	100%
Long John Silver’s U.S.
Balance at December 29, 2001	-	-	-	-	-
New Builds	1	8	9	-	9
Acquisitions(b)	742	470	1,212	-	1,212
Refranchising & Licensing	-	-	-	-	-
Closures & Divestitures	(3)	(2)	(5)	-	(5)
Other	-	-	-	-	-

Balance at September 7, 2002	740	476	1,216	-	1,216

% of Total	61%	39%	100%	-	100%
A&W U.S.
Balance at December 29, 2001	-	-	-	-	-
New Builds	-	10	10	-	10
Acquisitions(b)	127	558	685	-	685
Refranchising & Licensing	-	-	-	-	-
Closures & Divestitures	(1)	(13)	(14)	-	(14)
Other	-	-	-	-	-

Balance at September 7, 2002	126	555	681	-	681

% of Total	19%	81%	100%	-	100%

YUM! Brands, Inc.
Restaurant Unit Activity Summary
For the 36 Weeks Ended September 7, 2002
(unaudited)

	International
	Company	Unconsolidated Affiliates	Franchisees	Total Excluding Licensees	Licensees	Total Units
Pizza Hut International
Balance at December 29, 2001	763	860	2,480	4,103	169	4,272
New Builds	53	34	132	219	-	219
Acquisitions	3	38	(41)	-	-	-
Refranchising & Licensing	(34)	(3)	37	-	-	-
Closures & Divestitures	(24)	(8)	(110)	(142)	(18)	(160)
Other	(7)	-	1	(6)	-	(6)

Balance at September 7, 2002	754	921	2,499	4,174	151	4,325

% of Total	18%	21%	58%	97%	3%	100%
Taco Bell International
Balance at December 29, 2001	39	31	140	210	29	239
New Builds	1	1	4	6	4	10
Acquisitions	-	-	-	-	-	-
Refranchising & Licensing	-	-	-	-	-	-
Closures & Divestitures	(2)	(3)	(4)	(9)	(1)	(10)
Other(c)	-	1	-	1	30	31

Balance at September 7, 2002	38	30	140	208	62	270

% of Total	14%	11%	52%	77%	23%	100%
KFC International
Balance at December 29, 2001	1,349	1,109	3,910	6,368	48	6,416
New Builds	159	51	153	363	1	364
Acquisitions	-	-	-	-	-	-
Refranchising & Licensing	(71)	(8)	79	-	-	-
Closures & Divestitures	(26)	(15)	(82)	(123)	(4)	(127)
Other	(1)	2	2	3	-	3

Balance at September 7, 2002	1,410	1,139	4,062	6,611	45	6,656

% of Total	21%	17%	61%	99%	1%	100%
Long John Silver’s
International
Balance at December 29, 2001	-	-	-	-	-	-
New Builds	-	-	2	2	-	2
Acquisitions(b)	-	-	26	26	-	26
Refranchising & Licensing	-	-	-	-	-	-
Closures & Divestitures	-	-	-	-	-	-
Other	-	-	-	-	-	-

Balance at September 7, 2002	-	-	28	28	-	28

% of Total	-	-	100%	100%	-	100%
A&W International
Balance at December 29, 2001	-	-	-	-	-	-
New Builds	-	-	4	4	-	4
Acquisitions(b)	-	-	184	184	-	184
Refranchising & Licensing	-	-	-	-	-	-
Closures & Divestitures	-	-	(7)	(7)	-	(7)
Other	-	-	-	-	-	-

Balance at September 7, 2002	-	-	181	181	-	181

% of Total	-	-	100%	100%	-	100%

YUM! Brands, Inc.
Systemwide Multibrand Restaurants
For the 36 Weeks Ended September 7, 2002
(unaudited)

	U.S.		International		Worldwide
	Net Additions		Net Additions		Net Additions
	36 Weeks Ended 9/07/02	Total Multibrand Restaurants 9/07/02(a)	36 Weeks Ended 9/07/02	Total Multibrand Restaurants 9/07/02(a)(b)	36 Weeks Ended 9/07/02	Total Multibrand Restaurants 9/07/02
KFC
Taco Bell	14	634	5	56	19	690
Pizza Hut	21	141	4	67	25	208
A&W	47	118	-	-	47	118
Taco Bell/Pizza Hut 3 n 1	4	45	1	5	5	50
Long John Silver’s	2	7	-	-	2	7
Chock Full o’Nuts	(3)	-	-	-	(3)	-
WingWorks	15	16	-	-	15	16

	100	961	10	128	110	1,089
Taco Bell
Pizza Hut	50	591	4	17	54	608
Long John Silver’s	3	5	-	-	3	5
Backyard Burgers	2	2	-	-	2	2

	55	598	4	17	59	615
Pizza Hut
KFC	-	1	-	-	-	1
Taco Bell	-	5	-	-	-	5
Backyard Burgers	2	2	-	-	2	2

	2	8	-	-	2	8
Long John Silver’s(c)
A&W	148	148	1	1	149	149

Total	305	1,715	15	146	320	1,861

(a)

For total multibrand restaurants as of September 7, 2002, we added restaurants to the U.S. and/or International business segments, which were previously counted as single-brand restaurants. These restaurants are not included as net additions on a year-to-date basis in 2002.

(b)

For total multibrand restaurants as of September 7, 2002, we reclassified certain restaurants between multibrand categories to appropriately reflect current operations. These restaurants are not included as net additions on a year-to-date basis in 2002.

(c)	Includes 133 units that existed at the date of the acquisition of Yorkshire Global Restaurants, Inc. on May 7, 2002.